Exhibit 99.3 3Q’20 Financial Results October 20, 2020

Disclaimers Cautionary Statement Regarding Forward-Looking Statements The following slides are part of a presentation by Synchrony Financial in connection with reporting quarterly financial results. No representation is made that the information in these slides is complete. For additional information, see the earnings release and financial supplement included as exhibits to our Current Report on Form 8-K filed today and available on our website (www.synchronyfinancial.com) and the SEC's website (www.sec.gov). All references to net earnings and net income are intended to have the same meaning. This presentation contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "targets," "outlook," "estimates," "will," "should," "may" or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated, including the future impacts of the novel coronavirus disease (“COVID-19”) outbreak and measures taken in response thereto for which future developments are highly uncertain and difficult to predict; retaining existing partners and attracting new partners, concentration of our revenue in a small number of Retail Card partners, and promotion and support of our products by our partners; cyber-attacks or other security breaches; disruptions in the operations of our computer systems and data centers; the financial performance of our partners; the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the new CECL accounting guidance; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; damage to our reputation; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in market interest rates and the impact of any margin compression; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, our ability to manage our credit risk; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions and strategic investments; reductions in interchange fees; fraudulent activity; failure of third parties to provide various services that are important to our operations; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation and regulatory actions; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; a material indemnification obligation to GE under the Tax Sharing and Separation Agreement with GE if we cause the split-off from GE or certain preliminary transactions to fail to qualify for tax-free treatment or in the case of certain significant transfers of our stock following the split-off; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislative and regulatory developments and the impact of the Consumer Financial Protection Bureau’s regulation of our business; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Synchrony Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this presentation and in our public filings, including under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed on February 13, 2020, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, as filed on July 23, 2020. You should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. 2

3Q'20 Highlights

Financial Highlights

- $313 million Net earnings, $0.52 diluted EPS
  - Other expense for the quarter included the impact from a restructuring charge of $89 million, or $67 million after-tax, which equates to an EPS reduction of $0.11
  - Increase in provision for credit losses for the quarter included impact from CECL implementation of $66 million, or $50 million after-tax, which equates to an EPS reduction of $0.09
- Core Growth metrics[a] down in 3Q'20 primarily due to COVID-19:
  - Loan receivables down 6%; down 5% on a Core basis
  - Interest and fees on loans down 22%; down 12% on a Core basis
  - Purchase volume down 6%; flat on a Core basis
  - Average active accounts down 16%; down 8% on a Core basis
- Net charge-offs 4.42% compared to 5.35% in the prior year
- Provision for credit losses up 19% primarily driven by reserve increase for projected impact of COVID-19 related losses and prior year reserve reduction related to Walmart, partially offset by lower net charge offs
- Efficiency ratio 39.7% compared to 30.8% in the prior year
- Deposits down $2.5 billion compared to prior year
- Strong capital and liquidity
  - 15.8% CET1 & $21.4 billion liquid assets
  - Maintained $0.22 dividend, which equates to $129 million of capital returned to shareholders

Business Highlights

- Renewed and extended a key relationship

sam's club

- Launched a new program

venmo

- Added and extended partnerships

4WP 4WHEELPARTS · kane's FURNITURE · LEVIN FURNITURE & MATTRESS · SVP SEWING BRANDS LLC SINGER VIKING PFAFF · SYSTEM PAVERS

- Launched new partnerships with health systems

Lehigh Valley Health Network · St Luke's University Health Network · CoxHealth

- Renewed and extended CareCredit relationships

Blue River PetCare · NVA

(a) Growth Metrics shown above on a Core basis are non-GAAP measures and excludes from both the prior year and the current year amounts related to the Walmart and Yamaha portfolios, sold in October 2019 and January 2020, respectively. See non-GAAP reconciliation in the appendix.

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3

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Accelerating Digital and Product Innovation

Expanded Digital Products & Capabilities

- **Next Gen Native SDK for Partner Integration**
- **Customer Alerting & Controls Platform**
- **Expansive API Platform**
- **SetPay Installment Product**
- **Adaptive Digital Rewards**

Contactless Digital Technology

- **QR & Barcodes**
- **Digital Cards**
- **Direct To Device**

Path To Purchase Credit Integration



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29%
Mobile Channel Application Growth*
* 3Q20 vs 3Q19 excluding Walmart

~60%
Digital Applications*
* Percentage of Total Applications

47%
Online Sales*
* Percentage of Retail Card total

>65%
Digital Payments*
* 3Q20 % of Total Payments

~$8B
Payments Made Through SyPI®*
* Through 3Q20

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COVID-19 Impact on Core Metrics(a) Purchase Volume Growth New Accounts (b) % in YoY Growth Rates 6.3 (17)% Jan Feb Mar Apr May Jun Jul Aug Sep 5.3 13% 10% 5% (0)% (3)% (2)% 3Q'19 3Q'20 (6)% (12)% YTD 17.7 14.1 (20)% (c) (27)% Purchase Volume per Account $517 $560 8% Platform Purchase Volume Growth % in YoY Growth Rates Jan Feb Mar Apr May Jun Jul Aug Sep 10% 13% 7% 0% 1% Retail Card 3Q'19 3Q'20 (2)% (3)% (9)% (d) (21)% Average Balance per Account 13% 10% 1% Payment $1,168 $1,214 4% (4)% (4)% Solutions (11)% (15)% (7)% (41)% 14% 18% 0% 5% CareCredit (4)% (14)% (22)% (29)% (60)% 3Q'19 3Q'20 (a) All metrics exclude from both the prior year and the current year amounts related to the Walmart and Yamaha portfolios, sold in October 2019 and January 2020, respectively. (b) New Accounts represent accounts that were approved in the respective period, in millions. 6 (c) Purchase Volume per Account is calculated as the Purchase volume divided by Average active accounts, in $. (d) Average Balance per Account is calculated as the Average loan receivables divided by Average active accounts, in $.

COVID Forbearance Impact – Program-to-Date through Sept 30th Min Pay Due (MPD) Performance Statistics Credit Score (a) Enrollments 57% $ in millions, accounts in thousands 11% Program-to-Date Enrolled 41% 30% $3,813 At Sept 30, 2020 Never Enrolled 27% 35% 36% 2,023 16% 7% 17% $227 119 24% 6% Balance Accounts Credit Line Utilization Payment Rate Currently Enrolled Not Enrolled < 600 601-660 661-720 721+ MPD Enrollment by Payment Behavior of Post-Program Date and Delinquency Enrolled Accounts (b) Delinquency (c) Current at Enrollment 40 6.5X 35 DQ at Enrollment 30 8% 25 34% Thousands 20 15 3.3X 10 58% 5 Q3’20: $15 0 No Pay Q3’20: $1 Current & < 30 days past due Pay Less than Full Balance 30 + days past due Pay Balance in Full Entry Rate (a) Based on most recent FICO scores available for our customers in each period, weighted by balance, as a % of period-end receivables. If FICO score was not available, credit bureau-based scores were mapped to a FICO equivalent. If neither score was available, the account was excluded. 7 (b) Reflects September performance for percent of accounts by payment status ever enrolled in the program. (c) Entry rate performance based on August delinquency for accounts graduating from forbearance program in July 2020 as compared to accounts never enrolled.

Financial Results

Summary earnings statement

$ in millions, except per share statistics

	3Q'20	3Q'19	B/(W) $	B/(W) %
Total interest income	$3,837	$4,981	$(1,144)	(23)%
Total interest expense	380	592	212	36%
Net interest income (NII)	**3,457**	**4,389**	**(932)**	**(21)%**
Retailer share arrangements (RSA)	(899)	(1,016)	117	12%
Provision for credit losses	1,210	1,019	(191)	(19)%
Other income	131	85	46	54%
Other expense	1,067	1,064	(3)	(0)%
Pre-Tax earnings	**412**	**1,375**	**(963)**	**(70)%**
Provision for income taxes	99	319	220	69%
Net earnings	**313**	**1,056**	**(743)**	**(70)%**
Preferred dividends	10	0	(10)	NM
Net earnings available to common stockholders	**$303**	**$1,056**	**$(753)**	**(71)%**
Diluted earnings per share	**$0.52**	**$1.60**	**$(1.08)**	

3Q'20 Highlights

- **$313 million Net earnings, $0.52 diluted EPS**
- **Net interest income down 21% driven by the impact of COVID-19 and the Walmart sale**
  - Interest and fees on loans down 22% driven by the impact of COVID-19 and the Walmart sale
  - Interest expense decrease driven primarily by lower benchmark rates
- **Retailer share arrangements down 12%**
- **Provision for credit losses up 19%**
  - Increase is primarily driven by reserve increase for projected impact of COVID-19 related losses and prior year reserve reduction related to Walmart
  - Net charge-offs of 4.42% compared to 5.35% in the prior year primarily driven by the Walmart sale
- **Other expense flat**

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Growth Metrics Purchase volume (6)% Loan receivables (6)% $ in billions $ in billions $83.2 $38.4 $36.0 $78.5 Core (a) $36.0 $36.0 0% Core (a) $82.3 $78.5 (5)% 3Q'19 3Q'20 3Q'19 3Q'20 Dual Card / Dual Card / (b) $13.7 $13.1 (5)% (b) $19.7 $18.3 (7)% Co-Brand Co-Brand Average active accounts (16)% Interest and fees on loans (22)% in millions $ in millions 76.7 $4,890 64.3 $3,821 Core (a) 69.7 64.3 (8)% Core (a) $4,359 $3,821 (12)% 3Q'19 3Q'20 3Q'19 3Q'20 a) Financial measures shown above on a Core basis are non-GAAP measures. See non-GAAP reconciliation in the appendix. 9 b) Dual Card / Co-Brand Purchase volume and Loan receivables shown above are consumer only and excludes from the prior year amounts related to the Walmart portfolio.

Platform Results[(a)]

Retail Card
Loan receivables, $ in billions



(6)%
$52.7
$49.5
Core[(b)]
$52.6
$49.5
(6)%

Payment Solutions
Loan receivables, $ in billions



(5)%
$20.5
$19.6
$19.7
$19.6
(1)%

CareCredit
Loan receivables, $ in billions



(7)%
$10.0
$9.4

	Retail Card 3Q'19	Retail Card 3Q'20	Retail Card V%	Payment Solutions 3Q'19	Payment Solutions 3Q'20	Payment Solutions V%	CareCredit 3Q'19	CareCredit 3Q'20	CareCredit V%
Purchase volume	$29.3	$27.4	(7)%	$6.3	$5.9	(6)%	$2.8	$2.7	(3)%
Accounts	58.1	47.1	(19)%	12.4	11.5	(7)%	6.2	5.7	(8)%
Interest and fees on loans	$3,570	$2,619	(27)%	$721	$650	(10)%	$599	$552	(8)%

Retail Card
- Receivable reduction primarily due to COVID-19 partially offset by growth in digital partners
- Interest and fees on loans down 27% driven primarily by the Walmart sale and the decline in loan receivables

Payment Solutions
- Core receivable reduction primarily due to COVID-19 partially offset by growth in Power
- Interest and fees on loans down 10% driven primarily by lower late fees

CareCredit
- Receivable reduction primarily due to COVID-19
- Interest and fees on loans down 8% driven primarily by lower merchant discount as a result of the decline in purchase volume

(a) Accounts represent average active accounts in millions, which are credit card or installment loan accounts on which there has been a purchase, payment or outstanding balance in the current month. Purchase volume $ in billions and Interest and fees on loans $ in millions.
(b) Loan receivables shown above on a Core basis is a non-GAAP measure. See non-GAAP reconciliation in the appendix.

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Net Interest Income 3Q’20 Highlights Net interest income • Net interest income decreased 21% compared to prior year $ in millions, % of average interest-earning assets driven by the impact of COVID-19 and the Walmart sale (21)% − Interest and fees on loans decreased 22% compared to prior year primarily driven by the impact of COVID-19 and the Walmart sale $4,389 • Net interest margin (NIM) down 249bps. − Mix of Interest-earnings assets: (1.24)% − Loan receivables mix as a percent of total Earning $3,457 Assets decreased from 84.7% to 78.3% − Loan receivables yield: (1.64)% − Loan receivables yield of 19.49%, down 193bps. versus prior year including approximately 75bps. of 16.29% impact from Prime rate movement 13.80% − Liquidity portfolio yield: (0.29)% − Interest-bearing liabilities cost: 0.68% − Total cost decreased 81bps. to 1.90% due primarily to lower benchmark rates and lower deposit pricing NIM Walk 3Q’19 NIM 16.29% 3Q'19 3Q'20 Mix of Interest-earning assets (1.24)% Loan receivables yield (1.64)% Liquidity portfolio yield (0.29)% Interest-bearing liabilities cost 0.68% 3Q’20 NIM 13.80% 11

Asset Quality Metrics

30+ days past due

$ in millions, % of period-end loan receivables



$4,021
$4,430
$3,957
$3,625
$3,723
$3,874
$3,500
$2,453
$2,100
4.59%
4.76%
4.92%
4.43%
4.47%
4.44%
4.24%
3.13%
2.67%
(a)
3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20

Net charge-offs

$ in millions, % of average loan receivables including held for sale



$1,087
$1,248
$1,344
$1,331
$1,221
$1,109
$1,125
$1,046
$866
4.97%
5.54%
6.06%
6.01%
5.35%
5.15%
5.36%
5.35%
4.42%
(a)
3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20

90+ days past due

$ in millions, % of period-end loan receivables



$1,833
$2,135
$2,019
$1,768
$1,723
$1,877
$1,735
$1,384
$973
2.09%
2.29%
2.51%
2.16%
2.07%
2.15%
2.10%
1.77%
1.24%
(a)
3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20

Allowance for credit losses[b]

$ in millions, % of period-end loan receivables



$6,223
$6,427
$5,942
$5,809
$5,607
$5,602
$9,175
$9,802
$10,146
7.11%
6.90%
7.39%
7.10%
6.74%
6.42%
11.13%
12.52%
12.92%
$6,053
$6,197
$6,475
7.34%
7.91%
8.25%
3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20

(a) Excluding the Walmart Portfolio, 3Q'20 30+ rate was down ~175bps versus 3Q'19; 3Q'20 net charge-off rate was down ~45bps versus 3Q'19; 3Q'20 90+ rate was down ~80bps versus 3Q'19.

(b) Allowance for credit losses reflects adoption of CECL on January 1, 2020, which included a $3.0 billion increase in reserves upon adoption. For comparability purposes, allowance for loan losses in FY20 is also presented. This measure reflects the prior accounting guidance and is a non-GAAP measure for FY20. See non-GAAP reconciliation in appendix.

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Other Expense Other expense 0% $ in millions 3Q’20 Highlights $1,064 $1,067 • Other expense flat – The restructuring charge and expenses related to the COVID-19 response were offset by cost reductions from Walmart, lower purchase volume and accounts, and reductions in certain discretionary spend • Efficiency ratio 39.7% vs. 30.8% prior year – Other expense was negatively impacted by the restructuring charge and expenditures related to our response to COVID-19 3Q'19 3Q'20 V$ V% – Excluding these impacts, efficiency ratio would Employee costs $359 $382 $23 6% have been 3.7pts lower in 3Q’20, or 36.0% for the quarter Professional fees 205 187 (18) (9)% – Increase in ratio driven by decrease in Marketing/BD 139 107 (32) (23)% revenue, which is a result of both lower Information processing 127 125 (2) (2)% receivables and lower interest and fee yield Other 234 266 32 14% Other expense $1,064 $1,067 $3 0% (a) Efficiency 30.8% 39.7% 8.9 pts. 13 (a) “Other expense” divided by sum of “NII” plus “Other income” less “Retailer share arrangements (RSA)”.

Funding, Capital and Liquidity

Funding sources
$ in billions



Unsecured
Securitization
Deposits
$86.3
$9.4
$10.9
$66.0
$79.3
$8.0
$7.8
$63.5
V$
$(1.4)
$(3.1)
$(2.5)
3Q'19
3Q'20
Variance

	3Q'19	3Q'20	Variance
Deposits	76%	80%	+4 pts.
Securitization	13%	10%	(3) pts.
Unsecured	11%	10%	(1) pt.

Liquidity[a]
$ in billions



$21.7
$26.8

	3Q'19	3Q'20
Liquid assets	$15.2	$21.4
Undrawn credit facilities	6.5	5.4
Total liquidity	**$21.7**	**$26.8**
% of Total assets	**20.5%**	**28.0%**

Capital ratios[b]



CET1 Capital Ratio
14.5%
15.8%
3Q'19
3Q'20 Transition
Tier 1 Capital Ratio
14.5%
16.7%
3Q'19
3Q'20 Transition
Total Capital Ratio
15.8%
18.1%
3Q'19
3Q'20 Transition
Tier 1 Capital + Credit Loss Reserve Ratio(c)
20.7%
27.3%
3Q'19
3Q'20 Fully Phased-in

(a) Does not include unencumbered assets in the Bank that could be pledged.
(b) Capital ratios reflect election to delay for two years an estimate of CECL's effect on regulatory capital in accordance with the interim final rule issued by U.S. banking agencies in 1Q'20.
(c) The "Tier 1 Capital + Reserves Ratio" is the sum of our "Tier 1 Capital" and "Allowance for Credit Losses," divided by our "Total Risk-Weighted Assets". For 3Q'20, both Tier 1 Capital and Risk-Weighted Assets are adjusted to reflect the fully phased-in impact of CECL. These adjusted metrics are non-GAAP measures, see non-GAAP reconciliation in appendix.

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3Q’20 Wrap Up • Net earnings of $313 million … $0.52 diluted earnings per share • Other expense for the quarter included the impact from a restructuring charge of $89 million, or $67 million after-tax, which equates to an EPS reduction of $0.11 • Increase in provision for credit losses for the quarter included impact from CECL implementation of $66 million, or $50 million after-tax, which equates to an EPS reduction of $0.09 • Core Growth metrics(a) down due to impact of COVID-19 … Purchase volume flat, Loan receivables (5)%, Average Active Accounts (8)%, Interest and fees on loans (12)% • Renewed and extended a key relationship with Sam’s Club • Launched a new program with Venmo • Added and extended partnerships with Four Wheel Parts, Kane’s Furniture, Levin Furniture, SVP Sewing Brands and System Pavers • Launched new partnerships with health systems: Lehigh, St Luke’s and Cox Health • Renewed and extended CareCredit relationships with Blue River Petcare and NVA • Strong deposit platform … deposits at $63.5 billion now contributing 80% of funding • Maintained $0.22 dividend, which equates to $129 million of capital returned to shareholders • Strong balance sheet, 15.8% CET1 and $21.4 billion of liquid assets (a) Growth Metrics shown above on a Core basis are non-GAAP measures and excludes from both the prior year and the current year amounts related to the Walmart and Yamaha portfolios, sold in October 2019 and January 2020, respectively. See non-GAAP reconciliation in the appendix. 15

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Appendix 17

Non-GAAP Reconciliation[a]

The following table sets forth the components of our Growth Metrics and impact from CECL for the periods indicated below.

	At Sept 30,					
	Total		Retail Card		Payment Solutions	
	2019	2020	2019	2020	2019	2020
Loan receivables	$83.2	$78.5	$52.7	$49.6	$20.5	$19.6
Less: Walmart and Yamaha Loan receivables	(0.9)	-	(0.1)	-	(0.8)	-
Core Loan receivables	**$82.3**	**$78.5**	**$52.6**	**$49.6**	**$19.7**	**$19.6**
Allowance for credit losses	N/A	$10,146				
Less: 3Q'20 impact from CECL	-	(3,671)				
Allowance for loan losses	**$5,607**	**$6,475**				
Allowance for credit losses as a % of period-end loan receivables	N/A	12.92%				
Less: 3Q'20 impact from CECL	-	(4.67)%				
Allowance for loan losses as a % of period-end loan receivables	**6.74%**	**8.25%**				

	For the quarter ended Sept 30,	
	Total	
	2019	2020
Purchase volume	$38.4	$36.0
Less: Walmart and Yamaha Purchase volume	(2.4)	-
Core Purchase volume	**$36.0**	**$36.0**
Average active accounts	76.7	64.3
Less: Walmart and Yamaha Average active accounts	(7.0)	-
Core Average active accounts	**69.7**	**64.3**
Interest and fees on loans	$4,890	$3,821
Less: Walmart and Yamaha Interest and fees on loans	(531)	-
Core Interest and fees on loans	**$4,359**	**$3,821**

synchrony FINANCIAL

(a) Accounts represent average active accounts in millions, which are credit card or installment loan accounts on which there has been a purchase, payment or outstanding balance in the current month. Loan receivables and Purchase volume $ in billions. Interest and fees on loans, Allowance for credit losses, and Allowance for loan losses $ in millions.

18

Non-GAAP Reconciliation (continued)(a) The following table sets forth the components of our Tier 1 Capital + Reserves ratio for the periods indicated below. At Sept 30, Total 2019 2020 Tier 1 capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $13,155 $12,891 Less: CECL transition adjustment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - (2,656) Tier 1 capital (CECL fully phased-in) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $13,155 $10,235 Add: Allowance for credit losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5,607 10,146 Tier 1 capital (CECL fully phased-in) plus Reserves for credit losses. $18,762 $20,381 Risk-weighted assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $90,772 $76,990 Less: CECL transition adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - (2,447) Risk-weighted assets (CECL fully phased-in) . . . . . . . . . . . . . . . . . . . . . . $90,772 $74,543 19 (a) Estimated at September 30, 2020, $ in millions.